FOR IMMEDIATE RELEASE
LabCorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Rachael Valdez – 336-436-8263
Media@Labcorp.com

LABCORP TO SPEAK AT THE CREDIT SUISSE 31ST ANNUAL
HEALTHCARE CONFERENCE

BURLINGTON, N.C., Oct. 31, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, today announced that members of the executive management team will participate in a fireside chat at the Credit Suisse 31st Annual Healthcare Conference on Tuesday, Nov. 8, at 1:25 p.m PT.
A live webcast of the fireside chat will be available via the Labcorp Investor Relations website and archived for replay.
About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 75,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $16 billion in 2021. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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